                                                                      EXHIBIT 21

                                 SUBSIDIARIES OF
                                 THE REGISTRANT


                                                       JURISDICTION               PERCENTAGE OF VOTING STOCK
              NAME OF CORPORATION                    OF INCORPORATION              OWNED BY SHOLODGE, INC.
              -------------------                    ----------------              -----------------------
Two Seventeen, Inc.                                      Tennessee                           100%
Shoney's Inns Group IV, Inc.                             Tennessee                           100%
MOBAT, Inc.                                              Tennessee                           100%
MURJAC, Inc.                                             Tennessee                           100%(1)
Shoney's Inn of Lebanon, Inc.                            Tennessee                           100%
Shoney's Inn, Inc.                                       Tennessee                           100%
Nashville Air Associates, Inc.                           Tennessee                           100%
Security Financial Corporation                           Tennessee                           100%
Moore and Associates, Inc.                               Tennessee                           100%
Virginia Inns, Inc.                                      Tennessee                           100%
Airport Inn, Inc.                                        Tennessee                           100%
ShoLodge Franchise Systems, Inc.                         Tennessee                           100%
Sunshine Inns, Inc.                                      Tennessee                           100%
Inn Partners, Inc.                                       Tennessee                           100%
LAFLA Inn, Inc.                                          Tennessee                           100%
Southeast Texas Inns, Inc.                               Tennessee                           100%
The Hotel Group, Inc.                                    Tennessee                           100%
Delaware Inns, Inc.                                      Tennessee                           100%
Midwest Inns, Inc.                                       Tennessee                           100%
Carolina Inns, Inc.                                      Tennessee                           100%
Alabama Lodging Corporation                              Tennessee                           100%
Far West Inns, Inc.                                      Tennessee                           100%
ShoLodge Beverage Corporation                              Texas                             100%(2)
Suite Tenant, Inc.                                       Tennessee                           100%


(1)      Through Shoney's Inns Group IV, Inc.
(2)      Through Southeast Texas Inns, Inc.